Exhibit 10.1

                              EMPLOYMENT AGREEMENT

      AGREEMENT, made and entered into as of the 11th day of July, 2000 by and between Thermo Electron Corporation, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Mr. Marijn Dekkers (the "Executive").

                                W I T N E S S E T H

      WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to enter into the Agreement and to accept such employment, subject to the terms and provisions of the Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1.    Definitions.

            (a) "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

            (b) "Base Salary" shall mean the salary provided for in Section 4 below or any increased salary granted to the Executive pursuant to Section 4.

            (c) "Board" shall mean the Board of Directors of the Company.

            (d) "Cause" shall mean:

                  (i) the Executive commits a felony or any crime involving moral turpitude; or

                  (ii) in carrying out his duties, the Executive engages in conduct that constitutes gross neglect or gross misconduct or any material violation of this Agreement or any material violation of applicable Company rule or policy, the violation of which amounts to gross neglect or gross misconduct.

            (e) "Change in Control" means an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
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                  (i) The acquisition by an individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if after such acquisition, such Person beneficially owns (within the meaning of Rule l3d-3 promulgated under the Exchange Act) 40% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii) below; or

                  (ii) Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                  (iii)   The   consummation   of   a   merger,   consolidation,
reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then


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outstanding  shares  of common  stock of the  Acquiring  Corporation,  or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

                  (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

            (f) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement as determined by a medical doctor selected by the Company and the Executive. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

            (g) "Effective Date" shall mean July 11, 2000.

            (h) "Exercise Period" shall mean the seven year period in which options granted under Section 6(b) and (c) remain exercisable.

            (i) "Good Reason" shall mean termination by the Executive of his employment, after written notice to the Company within 30 days following the occurrence of any of the following events without his consent:

                  (i)   a reduction in the Executive's then current Base
Salary; or

                  (ii) the failure of the Board to appoint Executive as the Chief Executive Officer of the Company ("CEO") in accordance with Section 3(b) of this Agreement; or
                  (iii) the removal by the Board of Executive from any position described in Section 3;

                  (iv) a material diminution in the Executive's duties or responsibilities;

                  (v) a change in the reporting structure so that the Executive reports to someone other than the then current chief executive officer (if not Executive) of the Company or the Board;

                  (vi) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; and

                  (vii) the material breach of this Agreement by the Company.

            Following written notice from the Executive, as described above, the Company shall have 15 days in which to cure. If the Company fails to cure, the Executive's termination shall become effective on the 16th day following the written notice.

            (j) "Stock" shall mean the common stock of the Company.

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            (k) "Termination  Date" shall mean in the case of either a voluntary or involuntary termination, the last day upon which Executive works. In the event of the Executive's death, the Termination Date is the date of death. In the case of a Disability, the Termination Date is the date upon which the Executive receives written notice from the Board that it has deemed him to have a Disability, but in no event before the Executive is determined to be disabled (as the term is defined in Section 1(f)).

      2. Term of Employment. The Term of Employment ("Term" or "Term of Employment") shall begin on the Effective Date, and shall extend until the third anniversary of the Effective Date. Notwithstanding the foregoing, the Term of Employment may be earlier terminated by either Party in accordance with the provisions of Section 10.

      3.    Position, Duties and Responsibilities.

            (a) Commencing on the Effective Date, Executive shall be employed as the Chief Operating Officer of the Company ("COO").

            (b) Conditioned upon his continued employment and the satisfaction of the Board with Executive's performance and development, the Board shall appoint Executive as the Chief Executive Officer ("CEO") of the Company on a date that is no later than 30 months after the Effective Date, such appointment to be effective no later than six (6) months following the date of the Board's action. If he is employed by the Company as of such date, but the Board has not voted to appoint Executive to be CEO on or before the date that is 30 months from the Effective Date, Executive may terminate this Agreement and be entitled to the same benefits due to him as a result of a voluntary termination with Good Reason, as described in Section 10(d) of this Agreement. Upon his appointment as CEO, in addition to his duties as COO, Executive shall assume responsibility for the operational responsibilities of the outgoing chief executive officer, except that for a period of twelve (12) months following such appointment the Company's financial and legal functions shall continue to report directly to the outgoing chief executive officer in his capacity as Chairman of the Board (the "Chairman"), thereafter the Chairman shall transfer such direct line reporting responsibility for these functions to the Executive.

            (c) The Executive, in carrying out his duties under this Agreement, shall report to the then current chief executive officer of the Company and the Board, until such time as he is appointed CEO. Thereafter, Executive shall report directly to the Board.

            (d) In the event of a termination of employment of the Executive for any reason, the Executive shall immediately resign as a member of the Board of the Company and each of its subsidiaries.

            (e) The parties understand and agree that if the Executive is appointed CEO, the Executive and the Company will negotiate and enter into a new Agreement, and the terms of this Agreement with respect to compensation, stock options and benefits will no longer be controlling; provided that, without limiting in any way the foregoing provision, the parties agree that the


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

negotiations contemplated herein shall specifically include negotiation over the last clause of the last sentence of Section 3(b) above, including the scope and duration of the provision contained therein.

      4. Base Salary. The Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of $500,000, which will be increased every twelve to eighteen months in the discretion of the Board.

      5. Annual Cash Incentive Award. During the Term of Employment, the Executive shall participate in the annual cash incentive program of the Company, based on achievement of Board established performance objectives, which objectives will be communicated to Executive. If the Board determines that such performance objectives have been met, Executive's target annual cash incentive award will be 60% of Base Salary. It is specifically acknowledged and agreed that any cash incentive award for 2000 shall be awarded without respect to Executive's July employment commencement date, and shall be awarded on an annualized salary basis.

      6.    Restricted Stock and Stock Option Awards.

            (a) Restricted Stock Awards. On the Effective Date, the Company shall grant the Executive an award of 60,000 shares of Stock (the "Restricted Stock") subject to a transfer restriction which will lapse while Executive remains employed by the Company annually ratably over the three (3) year period beginning with the first anniversary of the Effective Date. The Restricted Stock will be granted in accordance with the terms and conditions of the Company's Employees Equity Incentive Plan (the "Plan"). The Company and the Executive will execute a restricted stock agreement substantially in accordance with the terms set forth in Exhibit A to this Agreement, as soon as reasonably practicable following the Effective Date.

            (b) Initial Stock Option Award. On the Effective Date, the Company shall grant to Executive a stock option to purchase nine-hundred thousand (900,000) shares of Stock (the "Initial Stock Option"). The exercise price of the Initial Stock Option shall be the average of the closing prices of the Stock on the New York Stock Exchange for the six business days preceding the Effective Date. The Initial Stock Option will be granted in accordance with the terms and conditions of the Plan. The Company and the Executive will execute a stock option agreement substantially in accordance with the terms set forth in Exhibit B to this Agreement, as soon as reasonably practicable following the Effective Date. The shares of Stock issuable upon exercise of the Initial Stock Option will be subject to a repurchase right in the Company which will lapse while Executive remains employed by the Company ratably on the first three anniversary dates of the grant date. The options shall be exercisable for a period of seven
(7) years from the grant date. The Company shall use its best efforts to adjust the Initial Stock Option to reflect the distribution to shareholders of shares of Thermo Fibertek Inc. and Thermo Biomedical, Inc., in accordance with the Emerging Issues Task Force, Issue 90-9: Changes to Fixed Employee Stock Option Plans as a Result of a Restructuring, Example 3, Situation 1, as the same may be in force and effect on the date of such distributions.

            (c) Subsequent Stock Option Awards. Conditioned upon his continued employment and the Executive achieving financial and strategic performance


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objectives established by the Board, the then current chief executive officer of the Company (if not Executive) and the Executive, the Company shall grant to Executive stock options to purchase two-hundred thousand (200,000) shares of Stock on each of the first, second and third anniversaries of the Effective Date (the "Subsequent Stock Options"). The exercise price of the Subsequent Stock Options shall be the average of the closing prices of the Stock on the New York Stock Exchange for the five business days preceding and including the date of each grant. The Subsequent Stock Options will be granted in accordance with the terms and conditions of the Plan. Each grant will be evidenced by the Company's then standard employee stock option agreement, which shall be executed by the Executive and the Company. Each Subsequent Stock Option shall vest while the Executive remains employed by the Company ratably on the first three anniversary dates of each grant date, and shall be exercisable for a period of seven (7) years from each grant date.

            (d) Change in Control. If a Change in Control occurs during the Term, then, effective upon the Change in Control, (a) each outstanding option to purchase shares of Stock of the Company held by the Executive, whether or not issued under this Employment Agreement, shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company and
(b) each outstanding Restricted Stock award held by the Executive, whether or not issued under this Agreement, shall be deemed to be fully vested.

      7. Employee Benefit Programs. During the Term of Employment, the Executive shall be entitled to participate in all employee pension and welfare benefit plans and programs made available to the Company's senior level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, pension, profit sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retirement plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time, including any plans that supplement the above-listed types of plans or programs, whether funded or unfunded. In no way limiting the foregoing, during the Term the Company will maintain, at its cost, term life insurance on the life of the Executive for the benefit of his beneficiaries with a face amount equal to three million dollars ($3,000,000.). The Executive shall be entitled to four weeks paid vacation per year of employment.

      8. Perquisites. During the Term of Employment, the Executive shall be entitled to participate in all of the Company's executive perquisites in accordance with the terms and conditions of such arrangements as are in effect from time to time for the Company's senior-level executives, including without limitation, the Company's automobile reimbursement arrangement.

      9. Reimbursement of Business and Other Expenses.

      (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement including, without limitation, reasonable legal fees incurred in the negotiation and preparation of


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this Agreement,  and the Company shall promptly reimburse him for such expenses, subject to documentation in accordance with the Company's policy.

      (b) In connection with establishing a new principal residence in the Boston area, the Company agrees to pay Executive $300,000 which may be used, in his discretion, to cover his relocation expenses or for such other purpose as he deems appropriate. Executive shall be solely responsible for the tax treatment of such payment, including, without limitation, paying any applicable tax and retaining such documentation as may be necessary to support any claimed deduction based on moving expense reimbursements.

      10.   Termination of Employment.

            (a) Termination Due to Death. In the event that the Executive's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to the following benefits:

                  (i) the sum of (1) the  Executive's  base  salary  through the
Termination Date; (2) a bonus payment determined as follows: the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year and
(y) a fraction, the numerator of which is the number of days in the current fiscal year through the Termination Date, and the denominator of which is 365 (the "Severance Bonus"); and (3) the amount of any cash compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay through the Termination Date, in each case to the extent not previously paid (the sum of the amounts described in clauses
(1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                  (ii) the Initial and Subsequent Stock Options (to the extent previously granted), including previously exercised Initial and Subsequent Stock Options, shall become fully vested and no longer subject to a right of repurchase by the Company; all outstanding Initial and Subsequent Stock Options shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period); and

                  (iii) the transfer restrictions on the Restricted Stock granted pursuant to Section 6 shall lapse.


            (b) Termination Due to Disability. In the event that the Executive's employment is terminated by either party due to his Disability, he shall be entitled to the following benefits:

                  (i) disability benefits in accordance with the long-term disability ("LTD") program then in effect for senior executives of the Company;

                  (ii) Base salary through the end of the LTD elimination period;

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                  (iii)  The  greater  of a  Severance  Bonus (as  described  in
Section 10(a)(i)) or six month's Base Salary, and the amount of any cash compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay through the Termination Date, in each case to the extent not previously paid;

                  (iv) the Initial and Subsequent Stock Options (to the extent previously granted), including previously exercised Initial and Subsequent Stock Options, shall become fully vested and no longer subject to a right of repurchase by the Company; all outstanding Initial and Subsequent Stock Options shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period); and

                  (v) the transfer restrictions on the Restricted Stock granted pursuant to Section 6 shall lapse.

                  (vi) the Executive shall be entitled to continued participation at Company expense in all medical and dental insurance coverage in which he was participating on the date of his termination until the earlier of
(x) 18 months following the date of termination and (y) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.

      In no event shall a termination of the Executive's employment for Disability occur until the Party terminating his employment gives written notice to the other Party in accordance with Section 24 below, and until Executive is determined to be disabled as defined in Section 1(f).

            (c) Termination by the Company for Cause. In the event the Company terminates the Executive's employment for Cause:

                  (i) he shall be entitled to a payment of base salary and accrued vacation pay through the Termination Date;

                  (ii) no further lapsing of the Company's repurchase right, and no further vesting, shall occur and Executive shall have 90 days to exercise all vested and outstanding Initial and Subsequent Stock Options; and

                  (iii) all Restricted Stock granted under Section 6 as to which transfer restrictions have not lapsed shall be forfeited.

            (d) Termination without Cause or for Good Reason. In the event the Executive's employment is terminated by the Company without Cause or by the Executive with Good Reason (but not in any event as a result of Disability, death, or as the result of a termination with Cause or without Good Reason), the Executive shall be entitled to the following:

                  (i) the Company shall pay to the Executive in equal monthly installments, for a thirty-six month period, beginning 30 days after the Termination Date the aggregate of the following amounts:

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                        (A)   the sum of the Accrued Obligations; and

                        (B) an amount equal to 4.8 times the Executive's then current base salary.

                  (ii) for three years after the Termination Date, or such longer period as may be provided by the term of the appropriate plan, program, practice or policy, the Company shall continue to provide medical and dental benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable medical and dental benefit plans in effect on the Termination Date and in which Executive participated as of such date or, if more favorable to the Executive and his family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical and dental benefits from such employer on terms at least as favorable to the Executive and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and his family;

                  (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                  (v) transfer restrictions shall lapse on all Restricted Stock and the Initial and Subsequent Stock Options (to the extent previously granted), including previously exercised Initial and Subsequent Stock Options, shall be fully vested and no longer subject to a right of repurchase by the Company; all outstanding Initial and Subsequent Stock Options shall remain exercisable until two years from the Termination Date (but in no event beyond the end of each such option's Exercise Period); and

                  (vi) the restrictions on the Restricted Stock granted pursuant to Section 6 shall lapse.

            (e) Voluntary Termination. A termination of employment by the Executive on his own initiative, other than a termination due to death or Disability or Good Reason, shall have the same consequences as provided in
Section 10(c) for a termination  for Cause. A voluntary  termination  under this
Section 10(e) shall be effective upon 30 days prior written notice to the Company.

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            (f)   Taxes.

                  (i) In the event that the Company undergoes a "Change in Ownership or Control" (as defined below), and thereafter, the Executive becomes eligible to receive "Contingent Compensation Payments" (as defined below) the Company shall, as soon as administratively feasible after the Executive becomes so eligible determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (A) which of the payments or benefits due to the Executive following such Change in Ownership or Control constitute Contingent Compensation Payments, (B) the amount, if any, of the excise tax (the "Excise Tax") payable pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), by the Executive with respect to such Contingent Compensation Payment and (C) the amount of the "Gross-Up Payment" (as defined below) due to the Executive with respect to such Contingent Compensation Payment. Within 30 days after delivery of such notice to the Executive, the Executive shall deliver a response to the Company (the "Executive Response") stating either (1) that he agrees with the Company's determination pursuant to the preceding sentence or (2) that he disagrees with such determination, in which case he shall indicate which payment and/or benefits should be characterized as a Contingent Compensation Payment, the amount of the Excise Tax with respect to such Contingent Compensation Payment and the amount of the Gross-Up Payment due to the Executive with respect to such Contingent Compensation Payment. If the Executive states in the Executive Response that he agrees with the Company's determination, the Company shall make the Gross-Up Payment to the Executive within three business days following delivery to the Company of the Executive Response. If the Executive states in the Executive Response that he disagrees with the Company's determination, then, for a period of 15 days following delivery of the Executive Response, the Executive and the Company shall use good faith efforts to resolve such dispute. If such dispute is not resolved within such 15-day period, such dispute shall be settled by arbitration in accordance with Section 13 below. The Company shall, within three business days following delivery to the Company of the Executive Response, make to the Executive those Gross-Up Payments as to which there is no dispute between the Company and the Executive regarding whether they should be made. The balance of the Gross-Up Payments shall be made within three business days following the resolution of such dispute. The amount of any payments to be made to the Executive following the resolution of such dispute shall be increased by the amount of the accrued interest thereon computed at the prime rate announced from time to time by The Wall Street Journal compounded monthly from the date that such payments originally were due. In the event that the Executive fails to deliver an Executive Response on or before the required date, the Company's initial determination shall be final.

                  (ii) For purposes of this Section 10(f), the following terms shall have the following respective meanings:

                        (A) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.

                        (B) "Contingent Compensation Payment" shall mean any payment (or benefit) in the nature of compensation that is made or supplied to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.

                        (C) "Gross-Up Payment" shall mean an amount equal to the sum of (i) the amount of the Excise Tax payable with respect to a Contingent Compensation Payment and (ii) the amount necessary to pay all additional taxes imposed on (or economically borne by) the Executive (including the Excise Taxes, state and federal income taxes and all applicable withholding taxes) attributable to the receipt of such Gross-Up Payment. For purposes of the preceding sentence, all taxes attributable to the receipt of the Gross-Up Payment shall be computed assuming the application of the maximum tax rates provided by law.

            (g) Outplacement  Services. In the event the Executive's  employment terminates in accordance with Section 10(d), the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $50,000, with such services to extend until the earlier of (i) 12 months following the termination of Executive's employment or
(ii) the date the Executive secures full time employment.

            (h) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

            (i) No Mitigation; No Offset. The Executive shall not be required to mitigate the amount of any payment or benefit provided in this Section 10 by seeking other employment otherwise. Further, except as provided in Sections 10(b) (vi) and 10 (d) (ii), the amount of any payment or benefits provided for in this Section 10 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or be offset by any amount claimed to be owed by the Executive to the Company.

      11. Confidentiality & Assignment of Inventions.

            (a) The Executive shall execute and deliver to the Company on the Effective Date the Company's standard employee confidentiality and assignment of inventions agreement, substantially in the form set forth in Exhibit C, attached and incorporated herein.

            (b)  Upon  the  termination  of  the  Executive's  employment,   the
Executive (or in the event of his death, the Executive's personal representative) shall promptly surrender to the Company the original and all copies of any materials containing confidential information of the Company which are then in the Executive's possession or control, provided, however, the Executive shall not be required to surrender his rolodexes, personal diaries and other items of a personal nature.

      12 .  Noncompetition; Nonsolicitation.

            (a) The Executive acknowledges (i) that in the course of his employment with the Company he will become familiar with trade secrets and customer lists of, and other confidential information concerning, the Company and its Affiliates, customers, and clients and (ii) that his services will be of special, unique and extraordinary value to the Company.

            (b) The Executive agrees that during the Term of Employment and for a period of one year following his termination of employment (the "Noncompetition Period") he shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or advisor or consultant to any person, firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged (collectively, ("Restricted Activity")), in any Competitive Activity. A Competitive Activity shall mean a business that (i) is being conducted by the Company or any Affiliate at the time in question and (ii) was being conducted, or was under active consideration to be conducted, by the Company or any Affiliate, at the date of the termination of the Executive's employment, provided that Competitive Activity shall not include a business of the Company contributing less than 1% of the Company's revenues for the year in question and provided further that an activity shall not be deemed to be a Competitive Activity if the activity contributes less than 1% of the revenues for the year in question of the business by which the Executive is employed or with which he is otherwise associated; and provided further that it is agreed and understood that the prohibitions provided for in this Section 12(b) shall not restrict Executive from engaging in Restricted Activity for any subsidiary, division or affiliate or unit of a company (collectively a "Related Entity") if that Related Entity is not engaged in Competitive Activity, irrespective of whether some other Related Entity of that company engages in what would otherwise be considered to be Competitive Activity (as long as Executive does not engage in Restricted Activity for such other Related Entity).

            (c) The Executive further agrees that during the Noncompetition Period he shall not (i) in any manner, directly or indirectly, hire or cause to be hired any employee of or advisor or consultant to the Company or any of its Affiliates any purpose or in any capacity whatsoever, or (ii) in connection with any business to which Section 12(b) applies, call on, service, solicit or otherwise do business with any customer of the Company or any of its Affiliates; provided, however, that the restriction contained in clause (i) of this Section 12(c) shall not apply to, or interfere with, the proper performance by the Executive of his duties and responsibilities under Section 3 of this Agreement.

            (d) Nothing in this Section 12 shall prohibit the Executive from being a passive owner of not more than one percent of the outstanding common stock, capital stock and equity of any firm, corporation or enterprise so long as the Executive has no active participation in the management of business of such firm, corporation or enterprise.

            (e) If the restrictions stated herein are found by a court to be unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      13. Resolution of Disputes. Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in Boston, Massachusetts, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the mediation, arbitration or litigation including, without limitation, reasonable attorneys' fees of both parties, shall be borne by the Company.

      14. Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing in this paragraph is intended to prevent the parties from raising any and all defenses with respect to the necessity for, and scope of, such injunctive or equitable relief.

      15 . Liability Insurance. The Company agrees to obtain, continue and maintain a directors' and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other senior executives. The parties have entered into an indemnification agreement on July 11, 2000 (attached and incorporated herein as Exhibit D).

      16. Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive). and assigns. Rights or obligations of the Company under this Agreement may be assigned or transferred by the Company pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it reasonably can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law.

      17.   Representations.

            (a) The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents that he knows of no agreement between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

            (b) Executive hereby represent and warrants that he is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. Executive further represents and warrants that Executive's performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive's employment with the Company. Executive will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. Executive will not hereafter grant anyone any rights inconsistent with the terms of this Agreement.

      18. Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. This is an integrated document.

      19. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

      20. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

      21. Survivorship. Except as otherwise expressly set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party without the written consent of the other Party.

      22. References. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

      23. Governing Law/Jurisdiction. This Agreement shall be governed in accordance with the laws of Massachusetts without reference to principles of conflict of laws.

      24. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

If to the Company:                        Thermo Electron Corporation
                                          81 Wyman Street
                                          Waltham, MA 02254

                                          Attention:  Vice President and
                                          General Counsel

                                          Copy: Chairman, Human Resources
                                                Committee of the Board of
                                                Directors

if to the Executive:                      Marijn Dekkers
                                          c/o Thermo Electron Corporation
                                          81 Wyman Street
                                          Waltham, MA 02254


      25. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      26.  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                        THERMO ELECTRON CORPORATION



                                        By:  /s/ Seth Hoogasian
                                             -----------------------------------
                                             Seth Hoogasian
                                             Vice-President and General Counsel



                                             /s/ Marijn Dekkers
                                             -----------------------------------
                                             Marijn Dekkers

                                                                       EXHIBIT A
                                                                       ---------
      Grant ID # 197-
      3 yr 1/3/ Employees Equity Plan

                           THERMO ELECTRON CORPORATION

                      2000 EMPLOYEES EQUITY INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT


                                MARIJN E. DEKKERS
                                Name of Recipient

                                    60,000
                         Number of Restricted Shares of
                              Common Stock Awarded

               Vesting Schedule for Restricted Shares Awarded:
                  # of Shares                   Vesting Date
                  -----------                   ------------
                  20,000                        July 11, 2001
                  20,000                        July 11, 2002
                  20,000                        July 11, 2003

                                  JULY 11, 2000
                                   Award Date

      Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock award identified above, subject to the provisions of the Plan and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, your agreement to the terms of the Plan and this Agreement, your receipt of a copy of the Plan, and your receipt of a memorandum regarding the tax treatment of awards of restricted stock, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                    THERMO ELECTRON CORPORATION

                                    By: /s/ Anne Pol
                                        -------------------------------------
                                        Anne Pol
                                        Senior   Vice    President,    Human
                                        Resources

Accepted and Agreed:

/s/ Marijn E. Dekkers
---------------------------
Recipient

                           THERMO ELECTRON CORPORATION

                      2000 EMPLOYEES EQUITY INCENTIVE PLAN

                           Restricted Stock Agreement

1. Preamble. This Restricted Stock Agreement contains the terms and conditions of an award of shares of restricted stock of the Company (the "Restricted Shares") made to the Recipient identified on the first page of this Agreement pursuant to the Plan. The Restricted Shares shall be issued from treasury shares held by the Company.

2. Restrictions on Transfer. The Restricted Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan, until and unless the Restricted Shares shall have vested as provided in Paragraph 3 below.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Shares. The Restricted Shares shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Award Date has continuously been, employed by the Company or its subsidiaries. Notwithstanding the foregoing, the Recipient shall become fully vested in the Restricted Shares prior to the vesting dates set forth on the first page of this Agreement in the following circumstances:

     (a) In the event of a Change of Control, as defined in in Section 1(e) of the Employment Agreement dated as of July 11, 2000 by and between the Recipient and the Company (the "Employment Agreement"), as in effect on the date of this Agreement, all Restricted Shares that have not previously been forfeited shall immediately vest, provided that the Recipient is then employed by the Company or its subsidiaries. The references to the Employment Agreement in this Agreement shall not govern or be applicable to any other stock option agreement between the Recipient and the Company, unless specifically so stated in such other agreement.

     (b) In the event of the Recipient's death or disability, all Restricted Shares that have not previously been forfeited shall immediately vest, provided that the Recipient was employed by the Company or its subsidiaries immediately prior to the date of death or disability. "Disability" shall have the same meaning for the purposes of this Agreement as set forth in Section 1(f) of the Employment Agreement.

     (c) In the event the Recipient's employment is terminated by the Company without Cause, or by the Recipient with Good Reason, all Restricted Shares that have not previously been forfeited shall immediately vest. "Cause" shall have the same meaning for the purposes of this Agreement as set forth in Section 1(d) of the Employment Agreement. "Good Reason" shall have the same meaning for the purposes of this Agreement as set forth in Section 1(i) of the Employment Agreement.

4. Forfeiture. In the event the Company terminates the Recipient's employment for Cause (as defined in Section 1(d) of the Employment Agreement), or in the event of a termination by the Recipient on his own initiative, other than a termination due to death, Disability or Good Reason, the Restricted Shares, less any Restricted Shares that have previously vested, shall be immediately forfeited to the Company. "Disability" and "Good Reason" shall have the same meanings for purposes of this Agreement as set forth in Sections 1(f) and 1(i), respectively, of the Employment Agreement.

5. Dividends and Voting Rights. The Recipient shall be entitled to any and all dividends or other distributions paid with respect to the Restricted Shares which have not been forfeited or otherwise disposed of and shall be entitled to vote any such Restricted Shares; provided however, that any property (other than cash) distributed with respect to Restricted Shares, including without limitation a distribution of shares of the Company's stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities based on the ownership of Restricted Shares, shall be subject to the restrictions of this Restricted Stock Agreement in the same manner and for so long as the Restricted Shares remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Shares are so forfeited.

6. Certificates. (a) Legended Certificates. The Recipient is executing and delivering to the Company blank stock powers to be used in the event of forfeiture. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate (and, to the extent determined by the Company, any other evidence of ownership of unvested Restricted Shares) shall contain the following legend:

     THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ISSUER'S EMPLOYEES EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE ISSUER. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE ISSUER.

     (b) Book Entry. If unvested Restricted Shares are held in book entry form, the Recipient agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions of this Agreement. The Recipient hereby (i) acknowledges that the Restricted Shares may be held in book entry form on the books of the Company's depository (or another institution specified by the Company), and irrevocably authorizes the Company to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Shares, one or more stock powers, endorsed in blank, with respect to such shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Shares that are forfeited hereunder.

7. Unrestricted Shares. As soon as practicable following the vesting of any Restricted Shares the Company shall cause a certificate or certificates covering such shares, without the legend contained in Paragraph 6(a), to be issued and delivered to the Recipient, subject to the payment by the Recipient by cash or other means acceptable to the Company of any federal, state, local and other applicable taxes required to be withheld in connection with such vesting. The Recipient understands that once a certificate has been delivered to the Recipient in respect of Restricted Shares which have vested, the Recipient will be free to sell the shares of common stock evidenced by such certificate, subject to applicable requirements of federal and state securities laws.

8. Tax Withholding. The Recipient expressly acknowledges that the award or vesting of the Restricted Shares will give rise to "wages" subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient's paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Committee so determines, by the delivery of previously acquired shares of common stock of the Company or by having the Company hold back from the shares to be delivered, shares of the Company's common stock having a value calculated to satisfy the withholding requirement) all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting. If the withholding obligation is not satisfied by the Recipient promptly, the Company may, without further consent from the Recipient, have the right to deduct such taxes from any payment of any kind otherwise due to the Recipient, including but not limited to, the hold back from the shares to be delivered pursuant to Section 7 of this Agreement of that number of shares calculated to satisfy all federal, state, local or other applicable taxes required to be withheld in connection with such award or vesting.

9. Administration. The Board of Directors of the Company, or the Human Resources Committee of the Board of Directors or other committee designated in the Plan, shall have the authority to manage and control the operation and administration of this Agreement. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

10. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which has already been provided to the Recipient.

11. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.

                                                                       EXHIBIT B
Grant ID # 197-
[A/5]
                           THERMO ELECTRON CORPORATION

                      2000 EMPLOYEES EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


                                MARIJN E. DEKKERS
                                    Optionee


900,000                                                          $22.67
Number of Shares of                                              Exercise Price
Common Stock Subject                                             Per Share
to the Option


JULY 11, 2000                                                    JULY 11, 2007
Grant Date                                                       Expiration Date


      Thermo Electron Corporation (the "Company") has granted you the option (the "Option") to acquire the number of shares of common stock (the "Common Stock"), of the Company specified above, subject to the provisions of the Plan and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Option, your agreement to the terms of the Plan and this Agreement and your receipt of a copy of the Plan, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                    THERMO ELECTRON CORPORATION


                                    By:  /s/ Anne Pol
                                         --------------------------------------
                                         Anne Pol
                                         Senior Vice President, Human Resources


Accepted and Agreed:

/s/ Marijn E. Dekkers
---------------------------------
Optionee

      Home Address: -------------------

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                           THERMO ELECTRON CORPORATION

                      2000 EMPLOYEES EQUITY INCENTIVE PLAN

                             Stock Option Agreement

      Preamble. This Stock Option Agreement (the "Agreement") contains the terms and conditions of a grant of a nonqualified stock option to purchase the shares of the common stock of the Company (the "Option Shares") made to the Optionee identified on the first page of this Agreement pursuant to the Plan. Attached is a copy of the Plan which is incorporated in this Agreement by reference and made a part hereof. This Option is intended to be a non-statutory stock option and not a "qualified", "incentive", or "employee stock purchase plan" stock option as those terms may be defined in Sections 422 and 423, respectively, of the Internal Revenue Code of 1986, as amended.

       1. Termination of Option. The date on which the Option shall terminate in whole or in part as provided in this Section 1 is hereinafter referred to as the "Option Termination Date". This Option shall terminate on the date which is the earliest of:

      (a) the Expiration Date of the Option set forth on page 1 of this Agreement;

      (b) two years after the date on which you cease to be an employee of the Company or or a subsidiary of the Company (the "Employment Termination Date") if your employment terminates for any reason other than the reason specified in
Section 1(c);

      (c) 90 days after your Employment Termination Date (as defined in Section 1(b) of this Agreement) if your employment terminates by reason of your termination for Cause by the Company or you terminate your employment on your own initiative, other than a termination due to your death, Disability or Good Reason. "Cause", "Disability" and "Good Reason" shall have the same meanings for the purposes of this Agreement as set forth in Sections 1(d), 1(f) and 1(i), respectively, of the Employment Agreement dated as of July 11, 2000 by and between you and the Company (the "Employment Agreement"), as in effect on the date of this Agreement,(the references to the Employment Agreement in this Agreement shall not govern or be applicable to any other stock option agreement between the Recipient and the Company, unless specifically so stated in such other agreement); or

      (d) the date of the dissolution or liquidation of the Company.

       2.   Transfer Restrictions and Company Repurchase Option.

            (a) Option Shares may not, without the prior written consent of the Company, be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or by the applicable laws of descent and distribution (the "Transfer Restrictions") unless and until the Transfer
Restrictions with respect to such Option Shares shall have lapsed as provided herein. The Transfer Restrictions shall lapse in their entirety: (i) with respect to one-third of the number of Option Shares specified on the first page of this Agreement at the close of business on each of the first, second and


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third  anniversaries  of the Grant  Date  that  occur  prior to your  Employment
Termination Date and (ii) with respect to all of the Option Shares specified on the first page of this Agreement in the event of your death, your disability (as defined in Section 1(f) of the Employment Agreement), your termination of employment by the Company without Cause (as defined in Section 1(d) of the Employment Agreement) or by you with Good Reason (as defined in Section 1(i) of the Employment Agreement), or a Change of Control (as defined in Section 1(e) of the Employment Agreement). From and after your Employment Termination Date, no further lapsing of the Transfer Restrictions shall occur and you shall forfeit any rights to and interests in the Option Shares as to which the Transfer Restrictions shall not have lapsed.The Company shall have the right, exercisable in accordance with Section 2(b) hereof, to repurchase all or any portion of the Option Shares purchased by you upon exercise of the Option with respect to which the Transfer Restrictions shall not have lapsed, at a price per share equal to the Exercise Price specified on the first page of this Agreement (the "Exercise Price"). The right of the Company to repurchase Option Shares at the Exercise Price as provided in this Section 2(a) is hereinafter referred to as the "Company Repurchase Option".

            (b) The Company may exercise the Company Repurchase Option by mailing to you at your last address listed in the records of the Company, or by delivering to you, a notice that it has exercised the Company Repurchase Option and the number of Option Shares with respect to which it has exercised the Company Repurchase Option, within six (6) months after the date that the Company shall first have been entitled to exercise the Company Repurchase Option (the "Repurchase Option Period"). Such notice shall be accompanied by a check payable to you in the amount of the Exercise Price times the number of Option Shares with respect to which the Company has exercised the Company Repurchase Option. Upon exercise by the Company of the Company Repurchase Option as provided herein, the certificate or certificates representing the Option Shares, and representing shares of Common Stock or other shares (or other property) received in any Non-Cash Distribution (as defined herein) in respect of such Option Shares, which have been repurchased shall forthwith be released from the escrow arrangement provided for in Section 4 hereof and transferred of record to the Company. The Company Repurchase Option shall lapse and be of no further force or effect if it shall not have been exercised prior to the expiration of the Repurchase Option Period.

       3. No Assignment of Rights. Except for assignments or transfers by will or the applicable laws of descent and distribution or with the prior written consent of the Company, your rights and interests under this Agreement and the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise, including without limitation by way of execution, levy, garnishment, attachment, pledge or bankruptcy, and no such rights or interests shall be subject to any of your obligations or liabilities.

       4. Exercise of Option; Delivery and Deposit of Certificate(s). You (or in the case of your death, your legal representative) may exercise the Option in whole or in part by giving written notice to the Company on the form attached hereto as Exhibit A (the "Exercise Notice") prior to the Option Termination Date, accompanied by full payment for the Option Shares being purchased (a) in cash or by certified or bank cashier's check payable to the order of the Company, in an amount equal to the number of Option Shares being purchased multiplied by the Exercise Price (the "Aggregate Exercise Price"), (b) in shares of the Company's Common Stock (the "Tendered Shares") with a market value equal


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

to the Aggregate  Exercise Price or (c) any  combination  of cash,  certified or bank cashier's check or Tendered Shares having a total value equal to the Aggregate Exercise Price (such cash, check or Tendered Shares with such value being referred to as the "Exercise Consideration"). However, Tendered Shares may be surrendered as all or part of the Exercise Consideration only if you shall have acquired such Tendered Shares more than six months prior to the date of exercise and, if such Tendered Shares are then subject to Transfer Restrictions, only with the prior written consent of the Company as provided in Section 2(a) hereof. As a condition to such consent, the Company may require that a number of Option Shares acquired by you upon your exercise of the Option equal to the number of Tendered Shares surrendered upon such exercise shall be subject to the Transfer Restrictions and the Company Repurchase Option to the same extent that such Tendered Shares surrendered upon such exercise were so subject immediately prior to such surrender. Receipt by the Company of the Exercise Notice and the Exercise Consideration shall constitute the exercise of the Option or a part thereof. As soon as reasonably practicable thereafter, the Company shall deliver or cause to be delivered to you a certificate or certificates representing the number of Option Shares purchased, registered in your name. If such certificate(s) represent(s) Option Shares with respect to which the Transfer Restrictions shall not have lapsed, such certificate(s) shall, immediately upon your receipt thereof, be deposited by you, together with a stock power endorsed in blank, in escrow with the Company. In addition, any certificate(s) representing shares of Common Stock, or other property other than cash, distributed (including pursuant to any stock split) in respect of Option Shares purchased by you (a "Non-Cash Distribution") with respect to which the Transfer Restrictions shall not have lapsed shall, immediately upon your receipt thereof, be deposited by you, together with a stock power endorsed in blank (if applicable), in escrow with the Company, and shall be subject to the Transfer Restrictions and the Company Repurchase Option to the same extent as the Option Shares in respect of which such Non-Cash Distribution was made. All such deposited certificate(s) may have set forth thereon a legend or legends (in addition to the legend referred to in Section 7 hereof) indicating that the shares of Common Stock (or other property) represented by such certificate(s) are subject to the Transfer Restrictions and, to the extent applicable, to the Company Repurchase Option, as provided herein. All shares of Common Stock delivered upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

       5. Rights With Respect to Option Shares. Prior to the date the Option is exercised, you shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares. Upon initial issuance to you of a certificate or certificates representing Option Shares or shares (or other property) received in any Non-Cash Distribution in respect of Option Shares purchased by you, you shall have ownership of such shares (or other property), including the right to vote and receive dividends, subject, however, in the case of any such shares (or other property) with respect to which the Transfer Restrictions shall not have lapsed, to the Transfer Restrictions and the Company Repurchase Option, to the extent applicable, and to the other restrictions and limitations imposed thereon pursuant to the Plan and this Agreement and which may be now or hereafter imposed by the Certificate of Incorporation or the By-Laws of the Company.

       6. Release of Option Shares. As soon as reasonably practicable after the Transfer Restrictions shall have lapsed with respect to any Option Shares purchased by you upon exercise of the Option, the Company shall deliver to you,


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

or your legal representative in the case of your death, the certificate or certificates representing such shares and any shares (or other property) received in any Non-Cash Distribution in respect of such shares, previously deposited in escrow with the Company pursuant to Section 4 hereof, without any legend referring to the Transfer Restrictions or the Company Repurchase Option.

       7. Securities Laws. You hereby represent and warrant that you will not transfer, sell or otherwise dispose of any Option Shares purchased by you except in compliance with the Securities Act of 1933, as amended (the "Act"), the rules and regulations thereunder and all applicable state securities laws and the rules and regulations thereunder. You hereby acknowledge and agree that any routine sales of the Option Shares purchased by you upon exercise of the Option made in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule. You also acknowledge and agree that the certificate(s) representing Option Shares delivered to you pursuant to Section 4 hereof may have set forth thereon a legend indicating that such shares may be transferred, sold or otherwise disposed of only after receipt by the Company of an opinion of counsel reasonably satisfactory to it that the transfer, sale or other disposition will not violate the Act or the regulations thereunder or any applicable state securities laws or the regulations thereunder.

      8. Dilution and Other Adjustments. In the event of a stock dividend or stock split occurring after the date of this Agreement and prior to the exercise in full of the Option, the committee appointed by the Company's Board of Directors to administer the Plan (the "Committee") shall make appropriate adjustments to the number of shares for which the Option may be exercised and the Exercise Price for the Option. In the event of any recapitalization, merger or consolidation involving the Company, any transaction in which the Company becomes a subsidiary of another entity, any sale or other disposition of all or a substantial portion of the assets of the Company or any similar transaction, as determined by the Committee, (any of the foregoing, a "covered transaction") occurring while the Option is outstanding, the Committee in its discretion may
(i) accelerate the exercisability of the Option, or (ii) adjust the terms of the Option (whether or not in a manner that complies with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the "Code")), or (iii) if there is a survivor or acquiror entity, provide for the assumption of the Option by such survivor or acquiror or an affiliate thereof or for the grant of one or more replacement options by such survivor or acquiror or an affiliate thereof, in each case on such terms (which may, but need not, comply with the requirements of Section 424(a) of the Code) as the Committee may determine, or (iv) terminate the Option (provided, that if the Committee terminates the Option, it shall, in connection therewith, either (A) accelerate the exercisability of the Option prior to such termination, or (B) provide for a payment to the holder of the Option of cash or other property or a combination of cash or other property in an amount reasonably determined by the Committee to approximate the value of the Option assuming an exercise immediately prior to the transaction, or (C) if there is a survivor or acquiror entity, provide for the grant of one or more replacement options pursuant to clause (iii) above), or
(v) provide for none of, or any combination of, the foregoing. No fraction of a share or fractional shares shall be purchasable or deliverable under this Agreement.

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

       9. Reservation of Shares. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of this Agreement and shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and the issuance of Option Shares.

      10. Taxes. If the Company, in its sole discretion, determines that the Company or any subsidiary of the Company or any other person has incurred or will incur any liability to withhold any federal, state or local income or other taxes by reason of the grant of the Option, the issuance of Option Shares to you upon the exercise thereof or the lapse of the Transfer Restrictions or the Company Repurchase Option or any other restrictions upon the Option Shares, you will, promptly upon demand therefor by the Company or any such subsidiary of the Company, pay to the Company or such subsidiary any amount requested by it for the purpose of satisfying such liability. If the amount so requested is not paid promptly, the Company may refuse to permit the issuance to you of Option Shares and may, without further consent by you, have the right to deduct such taxes from any payment of any kind otherwise due to you, the Optionee, including but not limited to, the hold back from the shares to be delivered pursuant to
Section 7 of this Agreement of that number of shares calculated to satisfy all federal, state, local or other applicable taxes required to be withheld in connection with such award or vesting..

      You may satisfy the minimum statutory withholding tax requirement (the "Obligation") arising from exercise of all or a part of the Option by making an election (an "Election") to have the Company withhold from the number of shares to be issued upon exercise of the Option, or to otherwise tender to the Company, that number of shares of Common Stock having a value equal to the amount of the Obligation. The value of the shares to be withheld or tendered shall be based upon the closing price of the Common Stock on the New York Stock Exchange on the date that the amount of the Obligation shall be determined (the "Tax Date"). Each Election must be made at the time the Option is exercised or the Tax Date, whichever is later. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

      11. Determination of Rights. You hereby represent and warrant for yourself, your personal representatives and beneficiaries, that as a condition of the granting of the Option, any dispute or disagreement which may arise under or as a result of or pursuant to the Plan or this Agreement shall be determined by the committee appointed by the Company's Board of Directors to administer the Plan (the "Committee"), in its sole discretion, and that any decision made by it in good faith shall be conclusive on all parties. The interpretation and construction by the Committee of any provision of, and the determination of any question arising under, this Agreement, the Plan, or any rule or regulation adopted pursuant to the Plan, shall be final and conclusive.

      12. Limitation of Employment Rights. The Option confers upon you no right to continue in the employ of the Company or an Affiliated Employer or interferes in any way with the right of the Company or an Affiliated Employer to terminate your employment at any time.

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      13.  Communications.  Any communication or notice required or permitted to be given under this Agreement shall be in writing, and mailed by registered or certified mail or delivered in hand, if to the Company to its Stock Option Manager c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046, and if to the Optionee, to the address set forth on the first page of this Agreement, or such other address, in each case, as the addressee shall last have furnished to the communicating party.



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                                                                       Exhibit C

                      COMPANY INFORMATION AND INVENTION AGREEMENT

      In consideration and as a condition of my employment, or if now employed, the continuation of my employment by Thermo Electron Corporation or a subsidiary thereof (hereinafter collectively called the "Company") and the compensation paid therefor:

   1. I agree not to disclose to others or use for my own benefit during my employment by the Company or thereafter any trade secrets or Company private information pertaining to any of the actual or anticipated business of the Company or any of its customers, consultants, or licensees acquired by me during the period of my employment, except to such an extent as may be necessary in the ordinary course of performing my particular duties as an employee of the Company.

   2. I agree not to disclose to the Company, or to induce the Company to use, any confidential information or material belonging to others.

   3. I understand that the making of inventions, improvements, and discoveries is one of the incidents of my employment, or that if not I may nonetheless make inventions while employed by the Company, and I agree to assign to Thermo Electron Corporation or its nominee my entire right, title, and interest in any invention, idea, device, or process, whether patentable or not, hereafter made or conceived by me solely or jointly with others during the period of my employment by the Company in an executive, managerial, planning, technical, research, engineering, or other capacity and which relates in any manner to the business of the Company, or relates to its actual or planned research or development, or is suggested or results from any task assigned to me or work performed by me for or in behalf of the Company, except any invention or idea which cannot be assigned by the Company because of a prior agreement with __________________________ effective until __________________________
      (give name and date or write "none").

   4. I agree, in connection with any invention, idea, device, or process covered by paragraph 3:

      a) To disclose it promptly in writing to the proper officers or attorney of the Company.

      b) To execute promptly, on request, patent applications and assignments thereof to Thermo Electron or its nominees and to assist the Company in any reasonable manner to enable it to secure a patent therefor in the United States and any foreign countries, all without further compensation except as provided herein.

   5. I further agree that all papers and records of every kind relating to any invention or improvement included with the terms of the Agreement, which shall at any time come into my possession shall be the sole and exclusive property of the Company and shall be surrendered to the Company or upon request at any other time either during or after the termination of such employment.

   6. I further agree that the obligations and undertakings stated above in paragraph 4b shall continue beyond the termination of my employment by the Company, but if I am called upon to render such assistance after the termination of my employment, then I shall be entitled to a fair and reasonable per diem in addition to reimbursement of any expenses incurred at the request of the Company.

   7. I agree to identify in an attachment to this Agreement all inventions or ideas related to the business or actual or planned research or development of the Company in which I have right, title, or interest, and which were conceived either wholly or in part by me prior to my employment by the Company but neither published nor filed in the U.S. Patent and Trademark Office.

   8. I understand that this Agreement supersedes any agreement previously executed by me relating to the disclosure, assignment and patenting of inventions, improvements, and discoveries made during my employment by the Company. This Agreement shall inure to the benefits of the successors and assigns of the Company and shall be binding upon my heirs, assigns, administrators, and representatives.

   9. I understand that this Agreement does not apply to an invention which qualifies fully under the provisions of any statute or regulation which renders unenforceable the required assignment or transfer of certain inventions made by an employee such as, but not limited to, Section 2870 of the California Labor Code.

                                    /s/ Marijn E. Dekkers
                                    ------------------------------
                                    Employee

                                   October 13, 2000
-----------------------             ------------------------------
Witness                             Date

                                    THERMO ELECTRON CORPORATION

                                    By:  /s/ Seth H. Hoogasian, Vice President
                                        and General Counsel
-----------------------             ------------------------------------
Witness                             Date  October 13, 2000

                                                                       EXHIBIT D
                           THERMO ELECTRON CORPORATION

                            INDEMNIFICATION AGREEMENT


      This  Agreement,  made and  entered  into  this  11th  day of  July,  2000
("Agreement"),   by  and  between  Thermo  Electron   Corporation,   a  Delaware
corporation (the "Company"), and Marijn E. Dekkers ("Indemnitee"):

      WHEREAS, highly competent persons are becoming more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, the corporation;

      WHEREAS, uncertainties relating to the continued availability of adequate directors and officers liability insurance ("D&O Insurance") and uncertainties relating to indemnification have increased the difficulty of attracting and retaining such persons;

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

      WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

      WHEREAS, Indemnitee is willing to serve, continue to serve and/or take on additional service for or on behalf of the Company on the condition that he or she be so indemnified and that such indemnification be so guaranteed;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

      1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director or officer of the Company. This Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's position with the Company beyond any period otherwise applicable.

      2. Indemnity. The Company shall indemnify, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law.

      3. General. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of his or her Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to any


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


threatened, pending, or completed action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative (other than an action, suit or proceeding covered by Section 4 hereof). Pursuant to this Section 3, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and/or amounts paid in settlement incurred by Indemnitee or on his or her behalf in connection with such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or any claim, issue or matter therein and whether or not Indemnitee is made a party thereto, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      4. Proceedings by or in the Right of the Company. In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, indemnification shall be made to the maximum extent permitted under Delaware law.

      5. Indemnification for Expenses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on his or her behalf in connection therewith. If Indemnitee is not wholly successful but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter by dismissal, or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

      6. Advance of Expenses. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding involving his or her Corporate Status whether civil, criminal, administrative or investigative within twenty (20) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses, which undertaking shall be accepted by or on behalf of the Company without reference to the financial ability of Indemnitee to make repayment.

      7. Procedure for Determination of Entitlement to Indemnification.

      (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

      (b) Upon written  request by Indemnitee  for  indemnification  pursuant to
Section 7(a) hereof, a determination, if required (but only to the extent required) by applicable law as a precondition to payment, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clauses (ii) or
(iii)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of Disinterested Directors (as hereinafter defined), even if less than a quorum, or (B) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even if less than a quorum, or
(C) if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) by the stockholders of the Company; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorney's fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

      (c) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty
(20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) hereof, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this Section 7(c), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 7(b) hereof. The Company shall pay reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity pursuant to Section 7(b) hereof. The Company shall pay any and all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

      8. Presumptions and Effect of Certain Proceedings.

      (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

      (b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within one hundred twenty (120) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination,  such  meeting is held for such  purpose  within one hundred five
(105) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement.

      (c) The termination of any action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or other proceeding whether civil, criminal, administrative or investigative or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

      9.    Remedies of Indemnitee.

      (a) In the event that (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to

Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

      (b) In the event that a  determination  shall have been made  pursuant  to
Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

      (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

      (d) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

      (e) In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      10. Security. To the extent requested by Indemnitee and approved by the Board, the Company shall at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

      11.   Non-Exclusivity; Duration of Agreement; Insurance; Subrogation.

      (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement are in addition to and shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company's certificate of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. Without limiting the foregoing, the Company shall indemnify Indemnitee to the fullest extent permitted under Delaware law. This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or director, officer or other fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending actions, suits, arbitrations, alternative dispute resolution proceedings, investigations, administrative hearings or other proceedings whether civil, criminal, administrative or investigative in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to
Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.

      (b) To the extent that the Company maintains D&O Insurance, Indemnitee shall be covered by such D&O Insurance in accordance with its terms to the maximum extent of the coverage available for any director or officer under such policy or policies.

      (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

      (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      12. Severability; Reformation. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any action, suit or proceeding, or any claim therein, initiated, brought or made by Indemnitee (i) against the Company, unless a Change in Control shall have occurred, or (ii) against any person other than the Company, unless approved in advance by the Board.

      14.   Definitions.      For purposes of this Agreement:

      (a) "Change in Control" means an event or occurrence set forth in any one or more of subsection (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

            (i) the  acquisition by an  individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (iii) of this Section 14(a); or

            (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (A) who was a member of the Board on September 23, 1999 or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election;

      provided, however, that there shall be excluded form this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

            (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and
      (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

            (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

      (b) "Corporate Status" describes the status of a person who is or was or has agreed to become a director of the Company, or is or was an officer or fiduciary of the Company or a director, officer or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

      (c) "Disinterested Director" means a director of the Company who is not and was not a party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative in respect of which indemnification is sought by Indemnitee.

      (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, including but not limited to fees and expenses of investment bankers and/or consultants which the Company has authorized Indemnitee to hire and attorneys for such experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, deliver service fees, a reasonable per diem fee to compensate Indemnitee for his or her professional time and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend or investigating an action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative.

      (e) "Independent Counsel" means a law firm, with over 100 lawyers, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company (including any subsidiary thereof) or Indemnitee in any matter material to either such party or
(ii) any other party to the action, suit, arbitration, alternative dispute resolution proceeding, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

      15. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

      16. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from indemnification hereunder.

      18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

      (a) If to Indemnitee, to:    The address shown beneath
                                   his or her signature on
                                   the last page hereof

      (b) If to the Company to:    Thermo Electron Corporation
                                   81 Wyman Street
                                   P.O. Box 9046
                                   Waltham, MA 02454-9046
                                   Attn: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

      19. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      20. Entire Agreement. This agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Attest:                                THERMO ELECTRON CORPORATION


By: /s/ Sandra L. Lambert              By:   /s/ Seth H. Hoogasian
    -----------------------------       ------------------------------------
    Sandra L. Lambert                        Seth H. Hoogasian
    Vice President, Secretary                Vice President and General Counsel

                                        INDEMNITEE

                                        /s/ Marijn Dekkers
                                       ----------------------------------------
                                        Marijn E. Dekkers
                                        Address: